As filed with the Securities and Exchange Commission on December 1, 2008
Registration No. 333-115375

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
PHILADELPHIA CONSOLIDATED HOLDING CORP.
(Exact name of registrant as specified in its charter)

Pennsylvania	23-2202671

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
One Bala Plaza, Suite 100, Bala Cynwyd, Pennsylvania 19004
(Address of principal executive offices)     (Zip Code)
Philadelphia Consolidated Holding Corp. Amended and Restated Employees’ Stock Incentive
and Performance Based Compensation Plan (effective as of March 30, 2005)
(Full title of the plan)
James J. Maguire, Jr.
Chief Executive Officer
or
Craig P. Keller, Secretary
Philadelphia Consolidated Holding Corp.
One Bala Plaza, Suite 100
Bala Cynwyd, Pennsylvania 19004
(Name and address of agent for service)
(610) 617-7900
(Telephone number, including area code, of agent for service)
Copies to:
Michael M. Sherman, Esquire
WolfBlock LLP
1650 Arch Street
Philadelphia, PA 19103
(215) 977-2000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SHARES
Philadelphia Consolidated Holding Corp. (the “Registrant”) files this Post-Effective Amendment No. 2 to the registration statement on Form S-8, File No. 333-115375 (the “Registration Statement”), originally filed with the Securities and Exchange Commission on May 11, 2004, to deregister all unsold securities of the Registrant that could be offered under the Philadelphia Consolidated Holding Corp. Amended and Restated Employees’ Stock Incentive and Performance Based Compensation Plan (effective as of March 30, 2005) (the “Plan”).
On December 1, 2008, pursuant to an Agreement and Plan of Merger dated as of July 22, 2008, by and among the Registrant, Tokio Marine Holdings, Inc. (“Parent”) and Tokio Marine Investment (Pennsylvania) Inc., an indirect wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Registrant and the Registrant became an indirect wholly owned subsidiary of Parent (the “Merger”). As a result of the Merger, the Registrant terminated the offering of the Registrant’s securities pursuant to this Registration Statement. The Registrant intends to file a certification and notice of termination on Form 15 with respect to the Registrant’s common stock, no par value.
Pursuant to the undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering, the Registrant is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister all of the securities that remain unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bala Cynwyd, Commonwealth of Pennsylvania, on December 1, 2008.
PHILADELPHIA CONSOLIDATED HOLDING CORP.

By:	/s/ James J. Maguire, Jr.
	Name:	James J. Maguire, Jr.
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Chairman of the Board of Directors	December 1, 2008
James. J. Maguire

/s/ James. J. Maguire, Jr. James J. Maguire, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	December 1, 2008

/s/ Craig P. Keller Craig P. Keller	Executive Vice President, Secretary, Treasurer, Chief Financial Officer (Principal Financial and Accounting Officer)	December 1, 2008

*	Executive Vice President and Director	December 1, 2008
Sean S. Sweeney

Director
Aminta Hawkins Breaux

*	Director	December 1, 2008
Michael J. Cascio

Signature	Title	Date

*	Director	December 1, 2008
Elizabeth H. Gemmill

Director
Paul R. Hertel, Jr.

*	Director	December 1, 2008
Michael J. Morris

Director
Shaun F. O’Malley

*	Director	December 1, 2008
Donald A. Pizer

Director
Ronald R. Rock

* By:	/s/ Craig P. Keller Craig P. Keller as attorney-in-fact
pursuant to the Powers of Attorney
previously filed as Exhibit 24 to this
Registration Statement